EXHIBIT 3.2

                        CERTIFICATE OF AMENDMENT
                              OF BYLAWS OF
                          SOLECTRON CORPORATION


     The undersigned, being Secretary of Solectron Corporation hereby certifies that Article II, Section 2.3; Article III, Section 3.3;
Article III, Section 3.4; and Article III, Section 3.16 of the Bylaws of this Corporation were each amended effective November 5, 1997 by the Board of Directors to provide in their entirety as follows:

"2.3  SPECIAL MEETINGS

     "A special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, the Secretary, or holders of shares entitled to cast not less than ten (10) percent of the votes at the meeting. Except as next provided, notice shall be given as for the annual meeting.

     "Upon receipt of a written request addressed to the Chairman, President, or Secretary, mailed or delivered personally to such officer by any person (other than the Board) entitled to call a special meeting of stockholders, such officer shall cause notice to be given, to the stockholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than twenty five nor more than sixty days after the receipt of such request."

"3.3  ELECTION QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

     "Except as provided in Section 3.4 of these bylaws, at each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The term of office of a director shall begin immediately after election.

     "Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Election of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins."


"3.4  RESIGNATION AND VACANCIES

     "Any director may resign at any time upon written notice to the corporation. Any vacancy occurring in the Board of Directors because of resignation or death of a director may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at the next succeeding annual meeting of stockholders at which the class to which the directorship belongs is to be elected or at a special meeting called for that purpose.

     "Unless otherwise provided in the certificate of incorporation or these bylaws:

         (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

        (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     "If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

     "If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable."


"3.16  REMOVAL OF DIRECTORS

     "Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire Board of Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, no individual director may be removed without cause (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which the director is a part. Whenever the holders of any class or series are entitled to elect one or more directors by the certificate of incorporation, such director or directors may be removed without cause only if there are sufficient votes by the holders of the outstanding shares of that class or series. A vacancy created by the removal of a director may be filled only by the approval of the stockholders.

     "No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office."

Dated:  November 5, 1997

                                  /s/ Susan Wang
                                      Susan Wang, Secretary

                                 BYLAWS

                                   OF

                          SOLECTRON CORPORATION


                                ARTICLE I

                            CORPORATE OFFICES


I.1  REGISTERED OFFICE

     The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is CT Corporation.

I.2  OTHER OFFICES

     The Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business.


                               ARTICLE II

	                  MEETINGS OF STOCKHOLDERS

II.1  PLACE OF MEETINGS

     Meetings of stockholders shall be held at the principal executive office of the corporation, within or outside the State of Delaware, unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

II.2   ANNUAL MEETING

     Annual meetings of the Stockholders shall be held, each year, at the time and on the day as designated by resolution of the Board of Directors.

     At the annual meeting, the stockholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

II.3  SPECIAL MEETINGS

     A special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or the Secretary. Except as next provided, notice shall be given as for the annual meeting.

     Upon receipt of a written request addressed to the Chairman, President, or Secretary, mailed or delivered personally to such officer by any person (other than the Board) entitled to call a special meeting of stockholders, such officer shall cause notice to be given, to the stockholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than twenty five nor more than sixty days after the receipt of such request.

II.4  NOTICE OF STOCKHOLDERS' MEETINGS

     All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting, to stockholders entitled to vote thereat by the Secretary or an assistant secretary, or if there be no such officer, or in the case of his neglect or refusal, by any director or stockholder.

     Such notices or any reports shall be given personally or by mail or other means of written communication and shall be sent to the stockholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice.

     Notice of any meeting of stockholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the stockholders. At any meetings where directors are to be elected, notice shall include the names of the nominees, if any, intended at date of Notice to be presented by management for election.

     If a shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal executive office of the Company, inside or outside the State of Delaware, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

II.5  ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

     To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary of the corporation not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than one-hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder's notice to the secretary shall set forth:

         (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

        (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

       (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

        (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

         (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

     The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

II.6  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

     Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the Secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

II.7  QUORUM

     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

     If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders required initially to constitute a quorum.

     When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

II.8  ADJOURNED MEETING; NOTICE

     When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than forty-five
(45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

II.9  VOTING

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 and Section 2.14 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

     Except as may otherwise be provided in the certificate of incorporation or the last paragraph of this Section 2.9, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

     At a stockholders' meeting at which directors are to be elected, or at elections held under special circumstances, a stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast). Each holder of stock of any class or series who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

II.10  WAIVER OF NOTICE

     Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

II.11  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     The stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

II.12  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to express consent or dissent to corporate action in writing without a meeting (if otherwise permitted by these bylaws and the corporation's certificate of incorporation), or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     If the Board of Directors does not so fix a record date, the fixing of such record date shall be governed by the provisions of Section 213 of the General Corporation Law of Delaware.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

II.13  PROXIES

     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the Secretary, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

II.14  LIST OF STOCKHOLDERS ENTITLED TO VOTE

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or,
if not so specified, at the place where the meeting is to be held.   The
list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

II.15  CONDUCT OF BUSINESS

     Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.


                              ARTICLE III

                               DIRECTORS

III.1  POWERS

     Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

    Each director shall exercise such powers and otherwise perform such duties in good faith, in the manner such director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

III.2  NUMBER OF DIRECTORS

     The Board of Directors shall consist of nine (9) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the Board of Directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation.

III.3  ELECTION QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

     Except as provided in Section 3.4 of these bylaws, at each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The term of office of a director shall begin immediately after election. Commencing with the first annual meeting of stockholders after calendar year 1997 (the "First Annual Meeting"), the directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the First Annual Meeting. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. At each annual meeting after the annual meeting of stockholders scheduled to be held thereafter, directors to replace those of a Class office whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

     Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Election of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

III.4  RESIGNATION AND VACANCIES

     Any director may resign at any time upon written notice to the corporation. Stockholders may remove directors with cause. Any vacancy occurring in the Board of Directors because of resignation or death of a director may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at the next succeeding annual meeting of stockholders at which the class to which the directorship belongs is to be elected or at a special meeting called for that purpose.

     Unless otherwise provided in the certificate of incorporation or these bylaws:

         (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

        (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

     If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

III.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE

     The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware, at such place as is designated in the notice of the meeting.

     Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Accurate minutes of any meeting of the Board of Directors or any committee thereof shall be maintained by the Secretary or other office designated for that purpose.

III.6  FIRST MEETINGS

     The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meetings of the stockholders.

III.7  REGULAR MEETINGS

     Regular meetings of the Board of Directors may be held without notice at the corporate offices or such other place, within or without the State of Delaware, at such time and place as the Board designates.

III.8  SPECIAL MEETINGS; NOTICE

     Special meetings of the Board may be called at any time by the President or, if he is absent or unable or refuses to act, by any vice president or the Secretary or by any two directors, or by one director if only one is provided.

     At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the directors or personally communicated to them by a corporate officer by telephone or telegraph. If the notice is sent to a director by letter, it shall be addressed to him at his address as it is shown upon the records of the corporation (or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held). In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located, at least four
(4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such director.

     When all of the directors are present at any directors' meeting, however called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or (ii) if a majority of the directors is present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation or (iii) if a director attends a meeting without notice, but without protesting, prior thereto or at its commencement, the lack of notice to him, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

III.9  QUORUM

     A majority of the number of directors as fixed by the certificate of incorporation or bylaws, shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

III.10  WAIVER OF NOTICE

     Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

III.11  ADJOURNED MEETING; NOTICE

     Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all directors not present at the time of the adjournment.

III.12  CONDUCT OF BUSINESS

     Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedures at the meeting.

III.13  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

III.14  FEES AND COMPENSATION OF DIRECTORS

     Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

III.15  APPROVAL OF LOANS TO OFFICERS

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

III.16  REMOVAL OF DIRECTORS

     Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire Board of Directors may be removed with cause by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which the director is a part. A vacancy created by the removal of a director may be filled only by the approval of the stockholders.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

III.17  ADVISORY DIRECTORS

     The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.


                               ARTICLE IV

                               COMMITTEES

IV.1  COMMITTEES OF DIRECTORS

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorpora-tion (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware,
(iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

IV.2  COMMITTEE MINUTES

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

IV.3  MEETINGS AND ACTION OF COMMITTEES

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone),
Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section
3.11 (adjournment and notice of adjournment), Section 3.12 (conduct of business) and Section 3.13 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                ARTICLE V

                                 OFFICERS

V.1  OFFICERS

     The officers of the corporation shall be chairman of the board or a president or both, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of Section 5.2 of these bylaws. Any number of offices may be held by the same person.

V.2  ELECTION OF OFFICERS

     Except as otherwise provided in this Section 5.2, the officers of the corporation shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     The Board of Directors may appoint such officers and agents of the business as the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine. Any vacancy occurring in any office of the corporation shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

V.3  REMOVAL AND RESIGNATION OF OFFICERS

     Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors or, in the case of an officer appointed by the President, by the President.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

V.4  CHAIRMAN OF THE BOARD

     The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these bylaws.

V.5  PRESIDENT

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President, unless otherwise determined by the Board of Directors, shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

V.6  VICE PRESIDENTS

     In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these bylaws, the President or the Chairman of the Board.

V.7  SECRETARY

     The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these bylaws.

V.8  CHIEF FINANCIAL OFFICER

     The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.


                               ARTICLE VI

                                INDEMNITY

VI.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

VI.2  INDEMNIFICATION OF OTHERS

     The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this
Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

VI.3  INSURANCE

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware and this Section 6.

VI.4  PAYMENT OF EXPENSES IN ADVANCE

     Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1, or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors, may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 6.

VI.5  INDEMNITY NOT EXCLUSIVE

     The indemnification provided by this Section 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation.

VI.6  CONFLICTS

     No indemnification or advance shall be made under this Section 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

         (a) That it would be inconsistent with a provision of the certificate of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

         (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.


                              ARTICLE VII

                          RECORDS AND REPORTS

VII.1  MAINTENANCE AND INSPECTION OF RECORDS

     The corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

VII.2  INSPECTION BY DIRECTORS

     Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director.
 The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

VII.3  REPRESENTATION OF SHARES OF OTHER CORPORATIONS

     The Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

VII.4  SUBSIDIARY CORPORATIONS

     Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one or more subsidiaries.


                              ARTICLE VIII

    	                       GENERAL MATTERS

VIII.1  STOCK CERTIFICATES; PARTLY PAID SHARES

     The shares of a corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board of Directors, or the President or Vice President, and by the Chief Financial Officer or the secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

VIII.2  LOST CERTIFICATES

     Except as provided in this Section 8.2, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnity it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

VIII.3  CONSTRUCTION; DEFINITIONS

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

VIII.4  DIVIDENDS

     The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

     The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

VIII.5  FISCAL YEAR

     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

VIII.6  SEAL

     The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

VIII.7  TRANSFER OF STOCK

     Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

VIII.8  STOCK TRANSFER AGREEMENTS

     The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

VIII.9  REGISTERED STOCKHOLDERS

     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

VIII.10  EXECUTION OF CONTRACTS

     The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute and instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Sec. 142 of Delaware General Corporation Law.


                               ARTICLE IX

                               AMENDMENTS

     The original or other bylaws of the corporation may be adopted, amended or repealed by a majority of the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

     Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.


                                ARTICLE X

                               DISSOLUTION

     If it should be deemed advisable in the judgment of the Board of Directors of the corporation that the corporation should be dissolved, the Board, after the adoption of a resolution to that effect by a majority of the whole Board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

     At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.


                               ARTICLE XI

                                CUSTODIAN

XI.1  APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

     The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

         (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

        (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the Board of Directors cannot be obtained and the stockholders are unable to terminate this division; or

       (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

XI.2  DUTIES OF CUSTODIAN

     The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

                    CERTIFICATE OF ADOPTION OF BYLAWS

                                   OF

                          SOLECTRON CORPORATION



                         ADOPTION BY INCORPORATOR


     The undersigned person appointed in the Certificate of Incorpo-ration to act as the Incorporator of Solectron Corporation hereby adopts the foregoing bylaws, comprising twenty-three (23) pages, as the Bylaws of the corporation.

     Executed this 27th day of January 1997.



                        /s/ Susan Wang
                        Susan Wang, Incorporator

          CERTIFICATE BY SECRETARY OF ADOPTION BY INCORPORATOR


	The undersigned hereby certifies that she is the duly elected, qualified, and acting Secretary of Solectron Corporation and that the foregoing Bylaws, comprising twenty-three (23) pages, were adopted as the Bylaws of the corporation on January 27, 1997, by the person appointed in the Certificate of Incorporation to act as the Incorporator of the corporation.

	IN WITNESS WHEREOF, the undersigned has hereunto set her hand and affixed the corporate seal this 27th day of January 1997.


                        /s/ Susan Wang
                        Susan Wang, Secretary

                               EXHIBIT C


                                 BYLAWS

                                   OF

                          SOLECTRON CORPORATION

                            TABLE OF CONTENTS

                                                          PAGE

ARTICLE I  CORPORATE OFFICES                                1

      1.1  REGISTERED OFFICE                                1
      1.2  OTHER OFFICES                                    1

ARTICLE II  MEETINGS OF STOCKHOLDERS                        1

      2.1  PLACE OF MEETINGS                                1
      2.2  ANNUAL MEETING                                   1
      2.3  SPECIAL MEETINGS                                 2
      2.4  NOTICE OF STOCKHOLDERS' MEETINGS                 2
      2.5  ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND
           STOCKHOLDER BUSINESS                             3
      2.6  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE     4
      2.7  QUORUM                                           4
      2.8  ADJOURNED MEETING; NOTICE                        4
      2.9  VOTING                                           5
      2.10 WAIVER OF NOTICE                                 5
      2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT
           A MEETING                                        5
      2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING;
           GIVING CONSENTS                                  6
      2.13 PROXIES                                          6
      2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE            6
      2.15 CONDUCT OF BUSINESS                              7

ARTICLE III  DIRECTORS                                      7

      3.1  POWERS                                           7
      3.2  NUMBER OF DIRECTORS                              7
      3.3  ELECTION QUALIFICATION AND TERM OF OFFICE OF
           DIRECTORS                                        7
      3.4  RESIGNATION AND VACANCIES                        8
      3.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE         9
      3.6  FIRST MEETINGS                                   9
      3.7  REGULAR MEETINGS                                 9
      3.8  SPECIAL MEETINGS; NOTICE                         9
      3.9  QUORUM                                          10
      3.10 WAIVER OF NOTICE                                10
      3.11 ADJOURNED MEETING; NOTICE                       11
      3.12 CONDUCT OF BUSINESS                             11
      3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A
           MEETING                                         11
      3.14 FEES AND COMPENSATION OF DIRECTORS              11
      3.15 APPROVAL OF LOANS TO OFFICERS                   11
      3.16 REMOVAL OF DIRECTORS                            12
      3.17 ADVISORY DIRECTORS                              12

ARTICLE IV  COMMITTEES                                     12

      4.1  COMMITTEES OF DIRECTORS                         12
      4.2  COMMITTEE MINUTES                               13
      4.3  MEETINGS AND ACTION OF COMMITTEES               13

ARTICLE V  OFFICERS                                        13

      5.1  OFFICERS                                        13
      5.2  ELECTION OF OFFICERS                            14
      5.3  REMOVAL AND RESIGNATION OF OFFICERS             14
      5.4  CHAIRMAN OF THE BOARD                           14
      5.5  PRESIDENT                                       14
      5.6  VICE PRESIDENTS                                 15
      5.7  SECRETARY                                       15
      5.8  CHIEF FINANCIAL OFFICER                         15

ARTICLE VI  INDEMNITY                                      16

      6.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS       16
      6.2  INDEMNIFICATION OF OTHERS                       16
      6.3  INSURANCE                                       16
      6.4  PAYMENT OF EXPENSES IN ADVANCE                  17
      6.5  INDEMNITY NOT EXCLUSIVE                         17
      6.6  CONFLICTS                                       17

ARTICLE VII  RECORDS AND REPORTS                           17

      7.1  MAINTENANCE AND INSPECTION OF RECORDS           17
      7.2  INSPECTION BY DIRECTORS                         18
      7.3  REPRESENTATION OF SHARES OF OTHER CORPORATIONS  18
      7.4  SUBSIDIARY CORPORATIONS                         18

ARTICLE VIII  GENERAL MATTERS                              19

      8.1  STOCK CERTIFICATES; PARTLY PAID SHARES          19
      8.2  LOST CERTIFICATES                               19
      8.3  CONSTRUCTION; DEFINITIONS                       19
      8.4  DIVIDENDS                                       20
      8.5  FISCAL YEAR                                     20
      8.6  SEAL                                            20
      8.7  TRANSFER OF STOCK                               20
      8.8  STOCK TRANSFER AGREEMENTS                       20
      8.9  REGISTERED                                      20
      8.10 EXECUTION OF CONTRACTS                          21

ARTICLE IX  AMENDMENTS                                     21

ARTICLE X  DISSOLUTION                                     21

ARTICLE XI  CUSTODIAN                                      22

     11.1  APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES     22
     11.2  DUTIES OF CUSTODIAN                             22